UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WATERMARK LODGING TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

June 2022

Dear Financial Advisor,

We are pleased to announce that the mailing of the Proxy Statement and additional solicitation materials to Watermark Lodging Trust (“WLT”) stockholders related to the proposed acquisition of WLT by private real estate funds managed by affiliates of Brookfield Asset Management (NYSE: BAM, TSX: BAM.A) (“Brookfield”) has commenced on June 15, 2022.

The proposed transaction will create liquidity for WLT stockholders with immediate and certain cash consideration of $6.768 per Class A common share and $6.699 per Class T common share, premiums of over 7.5% from WLT’s most recently published estimated Net Asset Values as of December 31, 2021. For additional information, we encourage you to review the Stockholder Brochure on the Investor Communications page of our website and filed with the SEC on June 15, 2022.

The proposed transaction is subject to various customary closing conditions, including approval by WLT stockholders and cannot be assured. The Watermark Lodging Trust Board of Directors unanimously approved the proposed transaction and recommends that all WLT stockholders vote “FOR” the proposed merger.

The timeline of events for the proposed transaction is as follows:

June 14, 2022	Record date for stockholders entitled to vote on the merger proposal

June 15, 2022	Commencement of mailing of the Proxy Statement and accompanying brochure to stockholders, which are available for download at www.watermarklodging.com

June 15, 2022 - September 8, 2022	Proxy solicitation period (all proxies for stockholders not in attendance at the virtual Special Meeting must be received and processed by September 8, 2022)

September 9, 2022	Special Meeting of WLT stockholders

Fourth Quarter 2022	Anticipated closing of transaction

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

Stockholders may vote their proxy:

By Internet: Visit proxyvote.com or scan QR code with mobile device

By Telephone: (800) 690-6903, 24 hours a day, 7 days a week

By Mail: Stockholders can mark, sign and date their proxy card and return it in the envelope provided

We have engaged a solicitation agent, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), who may contact your clients to solicit their vote. Please encourage your clients who are WLT stockholders to vote at their earliest convenience. With your assistance, we will be able to get the votes required without the need for your clients to be contacted by Broadridge.

Broadridge is available to answer question relating to the proposed transaction. They can be reached at their toll-free number, (866) 407-1557. The WLT Investor Relations Department is also available to answer any questions regarding the proposed transaction or on your client’s stockholdings and can be reached at (855) WLT REIT (958-7348).

We encourage you and your clients to read the Proxy Statement as well as the accompanying brochure. Thank you again for your continued confidence and support.

With best regards,

Michael G. Medzigian
Chairman and Chief Executive Officer

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

Additional Questions and Answers Regarding Proposed Transaction

Q:	How are Watermark Lodging Trust, Carey Watermark Investors (“CWI 1”) and Carey Watermark Investors 2 (“CWI 2”) related?

A:	Watermark Lodging Trust was formed as a result of the merger of CWI 1 and CWI 2 along with the internalization of management in April 2020.

Q:	Who is eligible to vote on the proposed transaction?

A:	Watermark Lodging Trust common stockholders of record as of the close of business on June 14, 2022 are eligible to vote on the proposed transaction.

Q:	What will a WLT common stockholder receive in the merger?

A:	If the proposed transaction is completed, a WLT common stockholder will receive $6.768 and $6.699 in cash for each Class A and Class T share of Watermark Lodging Trust they own, respectively.

Q:	When is the proposed transaction expected to be completed?

A:	WLT and Brookfield currently expect to complete the merger in the Fourth Quarter 2022; however, there can be no assurance as to when, or if, the merger will be completed.

The proposed transaction has been unanimously determined and declared by the WLT Board of Directors as being in the best interests of WLT and its stockholders. The WLT Board of Directors recommends that WLT stockholders vote “FOR” the proposed transaction.

Q:	Will accounts be frozen prior to the transaction closing?

A:	Yes. In order to ensure an orderly liquidation of accounts, all share transfers and account maintenance items will be suspended a few weeks ahead of the transaction closing. WLT will provide further information ahead of the frozen period.

Q:	If the proposed transaction is approved, how will the cash consideration be paid to stockholders?

A:	WLT stockholders will receive payment in the form of a check to their address of record or paid to alternate distribution instructions if established on the account. If shares are held in a custodial or broker-controlled account, payment will be made to the custodian or broker, as applicable.

Q:	Will stockholders have to pay federal income taxes related to the proposed transaction?

A:	In general, a U.S. common stockholder will recognize a capital gain or loss equal to the difference (if any) between the amount of cash received for their WLT shares and the adjusted tax basis in such shares. Please see Tax Basis and Capital Gains Analysis below for illustrative examples of an original investor’s tax basis.

Q:	Can you provide the distribution history for common stockholders?

A:	A table with historic distribution rates for common stockholders including for CWI 1, CWI 2 and Watermark Lodging Trust is available on the Investor Communications page of our website or at www.watermarklodging.com/Distribution_History.

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

Q:	What is a stockholder’s return for an investment in Watermark Lodging Trust?

A:	Below please find illustrative per share returns for original CWI 1, CWI 2 Class A and CWI 2 Class T investors.

Per Share	CWI 1		CWl 2 Class A		CWl 2 Class T
	Without	With	Without	With	Without	With
	DRIP	DRIP	DRIP	DRIP	DRIP	DRIP
Original offering price(1)	$10.00	$10.00	$10.00	$10.00	$9.45	$9.45
Cash liquidation consideration per original share	$6.16(2)	$6.16(2)	$6.77(3)	$6.77(3)	$6.70(3)	$6.70(3)
Liquidation consideration as % of original offer price	62%	62%	68%	68%	71%	71%

Distributions(4)	$6.22	$5.14	$2.97	$2.27	$2.48	$1.88
Total investment return	$12.38	$11.30	$9.73	$9.04	$9.18	$8.58

Total return as % of original investment	124%	113%	97%	90%	97%	91%

1)	Assumes CWI 1 and CWI 2 investments made at the commencement of the initial public offerings in September 2010 and May 2014, respectively

2)	WLT Class A common stock transaction consideration per the Agreement and Plan of Merger relating to the proposed transaction of $6.768 adjusted for the impact of the exchange ratio of .9106x at which shares of CWI 1 were exchanged for shares of Watermark Lodging Trust in the 2020 merger

3)	WLT Class A and Class T common stock transaction consideration per the Agreement and Plan of Merger relating to the proposed transaction of $6.768 and $6.699, respectively

4)	Reflects cash, stock and special stock distributions declared through June 1, 2022. Data is based on original offering price per each share class

Q:	What is the estimated tax basis for a full-term WLT stockholder?

Tax Basis and Capital Gain Analysis

The following analysis is for general information only and does not purport to discuss all aspects of U.S. federal and state income taxation that may be important to a particular investor in light of their investment or tax circumstances or to investors subject to special tax rules. Stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences to them in light of their particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of WLT common stock.

Original CWI 1 Investor

The estimated tax basis information shown below is applicable only to a share of CWI 1 common stock that was purchased at the inception of CWI 1’s stock offering for $10.00 per share and held through the closing of the proposed transaction. The estimated tax basis is based solely on the distributions and non-taxable return of capital distributions

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

paid by CWI 1 and WLT on such shares through June 1, 2022. Distributions were suspended in March 2020 due to the negative impact that the COVID-19 pandemic had on WLT and the lodging industry generally. This information is for illustrative purposes only. Each stockholder should contact their own tax advisor for advice about the stockholder’s particular tax consequences.

CWI 1
Tax	Cash Distribution	Return of Capital	Return of Capital	Estimated Tax Basis
Year	Per Share	Distributions %	Per Share	Per Share (1)
2011	$0.2322	100.00%	$0.2322	$9.77
2012	$0.4500	100.00%	$0.4500	$9.32
2013	$0.5000	33.07%	$0.1653	$9.15
2014	$0.5500	97.54%	$0.5365	$8.62
2015	$0.5550	72.07%	$0.4000	$8.22
2016	$0.5700	60.81%	$0.3466	$7.87
2017	$0.5700	48.18%	$0.2746	$7.59
2018	$0.5700	85.94%	$0.4899	$7.10
2019	$0.5700	65.89%	$0.3756	$6.73
2020	$0.1425	100.00%	$0.1425	$6.59

1)	In 2020 each share of CWI 1 common stock was exchanged for 0.9106 shares of Watermark Lodging Trust (formerly known as CWI 2) common stock.

Original CWI 2 – Class A and Class T Investor

The estimated tax basis information shown below is applicable only to a share of CWI 2 common stock purchased at the inception of CWI 2’s stock offering for $10.00 per Class A share and $9.45 per Class T share and held through the closing of the proposed transaction. The estimated tax basis is based solely on the distributions and non-taxable return of capital distributions paid by CWI 2 and WLT through June 1, 2022. Distributions were suspended in March 2020 due to the negative impact that the COVID-19 pandemic had on WLT and the lodging industry generally. This information is for illustrative purposes only. Each stockholder should contact their own tax advisor for advice about the stockholder’s particular tax consequences.

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

CWI 2 Class A
Tax	Cash Distribution	Return of Capital	Return of Capital	Estimated Tax Basis
Year	Per Share	Distributions %	Per Share	Per Share
2015	$0.1896	0.00%	$0.0000	$10.00
2016	$0.5262	57.19%	$0.3009	$9.70
2017	$0.5578	63.49%	$0.3541	$9.34
2018	$0.5640	82.55%	$0.4656	$8.88
2019	$0.5640	82.97%	$0.4679	$8.41
2020	$0.1410	100.00%	$0.1410	$8.27

CWI 2 Class T
Tax	Cash Distribution	Return of Capital	Return of Capital	Estimated Tax Basis
Year	Per Share	Distributions %	Per Share	Per Share
2015	$0.1558	0.00%	$0.0000	$9.45
2016	$0.4291	57.19%	$0.2454	$9.20
2017	$0.4515	63.49%	$0.2866	$8.92
2018	$0.4624	82.55%	$0.3817	$8.54
2019	$0.4611	82.97%	$0.3826	$8.15
2020	$0.1154	100.00%	$0.1154	$8.04

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company has filed relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A filed on June 15, 2022 (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.watermarklodging.com, or by contacting the Company’s Investor Relations Department at (855) WLT REIT (958-7348).

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2021, which was filed with the SEC on April 27, 2022 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials filed with the SEC. Investors should read the Proxy Statement carefully before making any voting or investment decisions.

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Agreement and Plan of Merger relating to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company's most recently filed Annual Report on Form 10-K/A, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

Watermark Lodging Trust, Inc. | 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 | 1-855-WLT REIT (958-7348)